EXHIBIT 10.10
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               SECOND AMENDED CONSULTING AGREEMENT
               -----------------------------------

	THIS AGREEMENT, made this 26th day of February, 2002, by and between WESBANCO, INC., a West Virginia corporation, party of the first part (hereinafter called "Wesbanco"), and JEREMY C. McCAMIC, of Wheeling, Ohio County, West Virginia, party of the second part (hereinafter called "Consultant").

	WHEREAS, the Consultant has heretofore served as the Chief Executive Officer of American Bancorporation ("American") for a significant number of years and in that capacity has established significant contacts and relationships with customers of American and its subsidiaries, as well as with banking institutions in markets served by American and Wesbanco, and

	WHEREAS, American and Wesbanco have executed an Agreement and Plan of Merger dated the 22nd day of February, 2001, providing for the acquisition of American by Wesbanco and the merger of American's operating subsidiaries with and into existing entities of Wesbanco, as amended by First Amendment
Agreement dated November 5, 2001, and

	WHEREAS, Consultant will retire as an executive officer as of the date of such merger but will be appointed to the Board of Directors of Wesbanco and will be appointed to serve on the Executive Committee of Wesbanco to serve until December 31,
2002, and

	WHEREAS, Wesbanco desires to retain the services of Consultant after his retirement as an executive officer, as hereinafter set forth, and in connection with the continuing activities of Wesbanco, to be assured of his services on the terms and conditions hereinafter set forth, and


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	WHEREAS, Consultant is willing to provide such services in
accordance with the terms and conditions of this Agreement, and

	WHEREAS, the parties hereto executed earlier versions of this Agreement dated February 22, 2001, and November 30,
2001,which they hereby revoke and substitute the following therefore.

	NOW, THEREFORE, THIS AGREEMENT WITNESSETH: That for and in consideration of the mutual promises and covenants hereinafter contained, the parties hereto do hereby agree as follows:

	1.	CONSULTING RELATIONSHIP.  Wesbanco hereby retains
Consultant to render services (as hereinafter defined) as may be requested from time to time by the Board of Directors, Executive Committee or President of Wesbanco. Consultant hereby agrees to render such services for the compensation herein provided, agrees to be available at such times and in such places as are mutually agreeable and with reasonable notice, and agrees to give his best efforts to such services so long as they shall be required hereunder.

	2.	COMPENSATION.  Subject to the terms of this Agreement,
Consultant shall be paid for services rendered in accordance with the following schedule:
        A.      the sum of Eight Thousand Five Hundred
                Dollars ($8,500.00) per month beginning April 1,
                2002, and continuing each month thereafter up to and including March 1, 2003;

        B. the sum of Eight Thousand Dollars ($8,000.00) per month beginning April 1, 2003, and continuing each month thereafter up to and including March 1, 2004;

        C.      the sum of Seven Thousand Five Hundred
                Dollars ($7,500.00) per month beginning April 1,
                2004, and continuing each month thereafter up to and including March 1, 2005;


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        D.      the sum of Seven Thousand Dollars ($7,000.00)
                per month beginning April 1, 2005, and
                continuing each month thereafter up to and including March 1, 2006;

        E.      the sum of Six Thousand Five Hundred Dollars
                ($6,500.00) per month beginning April 1, 2006, and continuing each month thereafter up to and including March 1, 2007; and

        F. the sum of Six Thousand Dollars ($6,000.00) per month beginning April 1, 2007, and continuing each month thereafter up to and including March 1, 2008.

payable monthly throughout the term of this Agreement. In addition, Consultant shall be entitled to be reimbursed his reasonable and necessary business expenses incurred in connection with the services to be performed hereunder. Consultant shall also be paid additional attendance fees as a member of the Board of Directors of Wesbanco for meetings attended in accordance with the policies for payment of Directors' fees by such corporation. No quarterly retainer fee shall be paid to Consultant as a member of the Board of Directors.

	3.	TERM.  The term of this Consulting Agreement shall be
for the term of six (6) years from and after the date of the merger, and shall terminate on the sixth anniversary thereof.
In the event Consultant should die prior to the expiration of the term of this Agreement, Wesbanco shall provide a carve out of the existing American Bancorporation BOLI Plan with Southland
Life Insurance Company to provide a lump sum payment equal to the then present value of the balance of the payments provided in Paragraph 2.

	4.	SERVICES.  The services to be provided by Consultant
hereunder shall consist of such advice and services as may be requested from time to time by the Board of Directors, Executive
Committee or President of Wesbanco in connection with the present and future corporate activities of Wesbanco. It is anticipated that Consultant shall assist Wesbanco and its management in maintaining the key customer relationships
Consultant established while serving


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as the CEO of American, and that Consultant shall assist Wesbanco in pursuing merger and acquisition candidates for expansion purposes.

	5.	NONCOMPETITION.  Without the prior written consent of
Wesbanco, Consultant will not, during the term of this Consulting Agreement, directly or indirectly, (i) engage in, or be employed in an executive capacity by or render executive, consulting or other services to any person, firm, corporation or association engaged in the banking business in the States of West Virginia or Ohio or within a radius of fifty (50) miles of the City of Wheeling, or (ii) render any services or give any advice similar to the services required to be rendered by Consultant to Wesbanco hereunder, or (iii) solicit any current or future employees of Wesbanco by, or on behalf of, a firm or organization described in subsection (i) above.

	6.	CONFIDENTIAL INFORMATION.  Without the prior written
consent of Wesbanco, Consultant shall not, directly or indirectly, divulge to any person, or use for his own benefit, any confidential information concerning the business, affairs, customers or acquisition candidates of Wesbanco, acquired by him during his previous employment with American or during the performance of his duties hereunder, it being the intent of Wesbanco and Consultant to restrict Consultant from disseminating or using any information which is unpublished and not readily available to the general public.

	7.	DELEGATION OF DUTIES, ASSIGNMENT OF RIGHTS, AND
AMENDMENT. Consultant may not delegate the performance of any of his obligations or duties except as to such duties as may be performed by employees of the holding company or its affiliate banks in the ordinary course of their duties, nor assign any rights hereunder without the prior written consent of Wesbanco. Any such purported delegation or assignment in the absence


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of such written consent shall be void.  This Consulting Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

	8.	GOVERNING LAW AND ENTIRE AGREEMENT.  This Consulting
Agreement shall be construed and governed in accordance with the laws of the State of West Virginia, contains the entire agreement between the parties with respect to the services contemplated herein, and supercedes all previous commitments in writing between the parties hereto.

	9.	INSURANCE.  Consultant shall be entitled to such
insurance benefits from Wesbanco as are provided to retirees of said corporation in accordance with the personnel policies of Wesbanco. In addition, Wesbanco shall, to the extent such coverage can be provided, maintain health insurance coverage for Consultant upon the same terms and conditions as that currently provided for other retirees of Wesbanco, and as may be amended, from time to time.

	10.	MEMBERSHIP ON THE BOARD OF DIRECTORS.  In connection
with the Consultant's continuing service to Wesbanco, Consultant shall be appointed to a position as a member of the Board of Directors of Wesbanco to serve until December 31, 2002.
Consultant shall also serve as a member of the Planning and Acquisitions Committee of Wesbanco during his term on the Board of Directors. Upon termination of his term as a director, Consultant shall be elected as an emeritus director and shall continue as an emeritus director for the full term of five (5) years as permitted under the Bylaws of Wesbanco. As such emeritus director, Consultant shall be paid a monthly fee of Five Hundred Dollars ($500.00) per month without an attendance requirement therefore. No attendance fees shall be paid to Consultant while serving as an emeritus director.


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	11.	INDEPENDENT CONTRACTOR.  It is the intention of the
parties hereto that Consultant shall perform services hereunder as an independent contractor and the consulting arrangement hereunder shall not constitute an employment relationship, nor shall Consultant be considered an employee of Wesbanco for any purpose.

	12.	TERMINATION.  In the event of the death or permanent
disability of Consultant during the term of this Agreement, this Agreement shall terminate and be of no further force and effect. Permanent disability shall mean the inability of Consultant to provide services hereunder for a continuing period of twelve
(12) consecutive months, whereupon this Agreement shall terminate.

	WITNESS the following signatures:

                                          WESBANCO, INC.

                                          By /s/ Paul M. Limbert
                                            ---------------------
                                            Its  President
                                                 ----------------

                                            /s/ Jeremy C. McCamic
                                            ---------------------
                                            JEREMY C. McCAMIC


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